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                                                                     Exhibit 1.1


                                   4,687,500 Shares

                                  PATHNET, INC.

                        COMMON STOCK, PAR VALUE $.01 PER SHARE

                                UNDERWRITING AGREEMENT


_________, 1998

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                                                                  _________,1998


Morgan Stanley & Co. Incorporated
Bear, Stearns & Co. Inc.
J.P. Morgan Securities Inc.
Lehman Brothers Inc.
c/o Morgan Stanley & Co. Incorporated
    1585 Broadway
    New York, New York  10036

Morgan Stanley & Co. International Limited
Bear, Stearns International Limited
J.P. Morgan Securities Ltd.
Lehman Brothers International (Europe)
c/o Morgan Stanley & Co. International Limited
    25 Cabot Square
    Canary Wharf
    London E14 4QA
    England

Dear Sirs and Mesdames:

          Pathnet Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the several Underwriters (as defined below) 4,687,500 shares of its common stock, par value $.01 per share (the "Firm Shares").

          It is understood that, subject to the conditions hereinafter stated, 3,750,000 Firm Shares (the "U.S. Firm Shares") will be sold to the several U.S. Underwriters named in Schedule I hereto (the "U.S. Underwriters") in connection with the offering and sale of such U.S. Firm Shares in the United States and Canada to United States and Canadian Persons (as such terms are defined in the Agreement Between U.S. and International Underwriters of even date herewith), and 937,500 Firm Shares (the "International Shares") will be sold to the several International Underwriters named in Schedule II hereto (the "International Underwriters") in connection with the offering and sale of such International Shares outside the United States and Canada to persons other than United States and Canadian Persons. Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc., J.P. Morgan Securities Inc. and Lehman Brothers Inc. shall act as representatives (the "U.S. Representatives") of the several U.S. Underwriters, and Morgan


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Stanley & Co. International Limited, Bear, Stearns International Limited, J.P.
Morgan Securities Ltd. and Lehman Brothers International (Europe) shall act as representatives (the "International Representatives") of the several International Underwriters. The U.S. Underwriters and the International Underwriters are hereinafter collectively referred to as the "Underwriters".

          The Company also proposes to issue and sell to the several U.S. Underwriters not more than an additional 703,125 shares of its common stock, par value $.01 per share (the "Additional Shares") if and to the extent that the U.S. Representatives shall have determined to exercise, on behalf of the U.S. Underwriters, the right to purchase such shares of common stock granted to the U.S. Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares". The shares of common stock, par value $.01 per share of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "Common Stock".

          The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement relating to the Shares. The registration statement contains two prospectuses to be used in connection with the offering and sale of the Shares: the U.S. prospectus, to be used in connection with the offering and sale of Shares in the United States and Canada to United States and Canadian Persons, and the international prospectus, to be used in connection with the offering and sale of Shares outside the United States and Canada to persons other than United States and Canadian Persons. The international prospectus is identical to the U.S. prospectus except for the outside front cover page. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "Securities Act"), is hereinafter referred to as the "Registration Statement"; the U.S. prospectus and the international prospectus in the respective forms first used to confirm sales of Shares are hereinafter collectively referred to as the "Prospectus". If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then unless the context otherwise requires, any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement.

          As part of the offering contemplated by this Agreement, Morgan Stanley & Co. Incorporated ("Morgan Stanley") has agreed to reserve out of the Shares set forth opposite its name on Schedule II to this Agreement, up to 234,375 shares, for sale to the Company's employees, officers, and directors and other parties associated with the Company (collectively, "Participants"), as set forth in the Prospectus under the heading "Underwriters" (the "Directed Share Program"). The Shares to be sold by Morgan Stanley pursuant to the Directed Share Program (the "Directed Shares") will be sold by Morgan Stanley pursuant to this Agreement at the public offering price. Any Directed Shares not orally confirmed for purchase by any Participants by the end of the business day on which this Agreement is executed will be offered to the public by Morgan Stanley as set forth in the Prospectus.


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          1. Representations and Warranties. The Company represents and warrants to each U.S. Underwriter as of the date hereof and as of the Closing Date referred to in Section 4 hereof, and the Option Closing Date (if any) referred to in Section 4 hereof, and agrees with each U.S. Underwriter, as follows:

               (a) The Company meets the requirements for use of Form S-1 under the Securities Act. Each of the Registration Statement and any Rule 462 Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462 Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

                 At the respective times the Registration Statement, any Rule 462 Registration Statement and any post-effective amendments thereto became effective and at the Closing Date (and, if any Additional Shares are purchased, at the Option Closing Date), the Registration Statement, the Rule 462 Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectus or any amendments or supplements thereto were issued and at the Closing Date (and, if any Additional Shares are purchased, at the Option Closing Date), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the U.S. Representatives expressly for use in the Registration Statement or the Prospectus.

               Each preliminary prospectus and the prospectuses filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T under the Securities Act ("Regulation S-T").


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               (b) The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants with respect to the Company and its subsidiaries within the meaning of Regulation S-X under the Securities Act ("Regulation S-X").

               (c) The financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except in the case of the unaudited financial statements for the absence of footnotes and subject to year-end adjustments, which are not expected to be material, taken as a whole). The supporting schedules, if any, included in the Registration Statement present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data included in the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements and unaudited financial statements, as the case may be, included in the Registration Statement.

               (d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

               (e) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.


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               (f) Each of Pathnet Finance I LLC and Pathnet/Idaho Power License
     LLC (each, a "Designated Subsidiary" and together the "Designated Subsidiaries") has been duly organized and is validly existing as limited liability company in good standing under the laws of the State of Delaware and has requisite limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus. Each of the Designated Subsidiaries is not qualified as a limited liability company to transact business in any other jurisdiction. Except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock or members' interest of each of the Designated Subsidiaries has been duly authorized and validly issued, and is fully paid and non-assessable and, except as otherwise set forth in the Registration Statement and except for the security interest in the Company's interest in Pathnet/Idaho Power License LLC granted to Pathnet/Idaho Power Equipment LLC, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock or members' interest of any Designated Subsidiary was issued in violation of any preemptive or similar rights of any securityholder or member (as applicable) of such Designated Subsidiary. The Company has no subsidiaries other than the Designated Subsidiaries and Pathnet/Idaho Power Equipment LLC.

               (g) The authorized, issued and outstanding capital stock of the Company is as set forth in the financial statements as of their date, including the schedules and notes, and included in the Prospectus in the column entitled "Actual" under the caption "Capitalization" and, as of the date hereof, there has been no material change in the authorized, issued and outstanding capital stock since the date of such financial statements other than issuances of shares of common stock upon the exercise of options disclosed to be outstanding in the Prospectus and as set forth in the Prospectus under the caption "Capitalization". The shares of issued and outstanding capital stock of the Company prior to the issuance of the Shares have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any member or securityholder of the Company.

               (h) This Agreement has been duly authorized, executed and delivered by the Company.

               (i) The Shares to be purchased by the U.S. Underwriters and the International Underwriters from the Company have been duly authorized for issuance and sale to the U.S. Underwriters and the International Underwriters and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable; the Common Stock conforms to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same; and the issuance of


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     the Shares is not subject to the preemptive or other similar rights of any securityholder of the Company.

               (j) Neither the Company nor any Designated Subsidiary is in violation of its organizational documents (in the case of a limited liability company) or its certificate of incorporation or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any Designated Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Designated Subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated in this Agreement and the Registration Statement (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations under this Agreement have been duly authorized by all necessary corporate action on behalf of the Company and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Designated Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that, singly or in the aggregate, would not result in a Material Adverse Effect), nor will such action result in any violations of (i) the provisions of the organizational documents (in the case of a limited liability company) or the certificate of incorporation or by-laws of the Company or any Designated Subsidiary or (ii) any applicable law, statute, rule, regulation (including, without limitation, the Communications Act of 1934, as amended, and the rules and regulations of the Federal Communications Commission (the "FCC") thereunder), judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Designated Subsidiary or any of their assets, operations or properties, including, without limitation, the FCC. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness or any series of capital stock entitled by its terms to repayment, redemption or repurchase (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness or other interest by the Company or any Designated Subsidiary except for the conversion of all of the outstanding Series Preferred Stock of the Company into Common Stock upon the Closing of the Offering pursuant to the certificate of incorporation of the Company.

               (k) Except as disclosed in the Prospectus, no labor dispute with the employees of the Company or any Designated Subsidiary exists or, to the knowledge of


                                       6
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     the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any of its Designated Subsidiaries' principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

               (l) Except as disclosed in the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any Designated Subsidiary which might reasonably be expected to result in a Material Adverse Effect, which is required to be disclosed in the Registration Statement, or which might reasonably be expected to materially and adversely affect the properties or assets of the Company or any Designated Subsidiary or the consummation of the transactions contemplated by this Agreement or the performance by the Company of its obligations hereunder. The aggregate of all pending legal or governmental proceedings to which the Company or any Designated Subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business of the Company and its Designated Subsidiaries, could not reasonably be expected to result in a Material Adverse Effect.

               (m) There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described or filed as required.

               (n) The Company and its Designated Subsidiaries own or otherwise have the right to use, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them as described in the Registration Statement, and neither the Company nor any Designated Subsidiary has received any written notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any Designated Subsidiary therein, and which infringement or conflict or invalidity or inadequacy, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

               (o) Except as described in the Prospectus, no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required (x) for the lawful operation of the business of the Company and its Designated Subsidiaries as described in the Registration Statement under the caption "Business" in the manner and to the full


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     extent now operated or proposed to be operated as described in the
     Registration Statement, except for such filings, authorizations, approvals, consents, licenses, orders, registrations, qualifications or decrees that would not, if not so filed, made or otherwise obtained, singly or in the aggregate, result in a Material Adverse Effect, or (y) for the performance by the Company of its obligations under this Agreement, in connection with the offering, issuance or sale of the Shares hereunder or the consummation of the transactions contemplated by this Agreement, except (i) such as have been already obtained under the Securities Act or the applicable rules and regulations of the Commission thereunder or as may be required under foreign or state securities or blue sky laws and (ii) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Directed Shares are offered. To the knowledge of the Company after due inquiry, no event has occurred that permits (nor has an event occurred, which, with notice or lapse of time, or both, would permit) the revocation or termination of any authorization, approval, consent, license, order, registration, qualification or decree described under clause (x) of this paragraph or that might result in any other material impairment of the rights of the Company therein or thereunder.

               (p) Except as described in the Registration Statement, the Company and its Designated Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, including, without limitation, all permits required for the operation of the business of the Company and its Designated Subsidiaries by the FCC and each state and local authority that regulates the activities of the Company, the "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to obtain such permits, licenses, approvals, consents or other authorizations would not, singly or in the aggregate, result in a Material Adverse Effect; the Company and its Designated Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its Designated Subsidiary has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect. To the knowledge of the Company, except as described in the Registration Statement, there exists no reason or cause that could justify the variation, suspension, cancellation or termination of any such Governmental Licenses held by the Company or its Designated Subsidiaries with respect to the construction or operation of their respective businesses, which variation, suspension, cancellation or termination could reasonably be expected to result in a Material Adverse Effect.


                                       8
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               (q) The Company and its Designated Subsidiaries own no real property. The Company and its Designated Subsidiaries have good title to all other material properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its Designated Subsidiary; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its Designated Subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any of its Designated Subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its Designated Subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any Designated Subsidiary thereof to the continued possession of the leased or subleased premises under any such lease or sublease.

               (r) All United States federal income tax returns of the Company and its Designated Subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken in good faith and as to which adequate reserves have been provided. The Company and its Designated Subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its Designated Subsidiaries, except for such taxes, if any, as are being contested in good faith and for which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

               (s) The Company and its Designated Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management's general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.


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               (t) The Company and its Designated Subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect.

               (u) The Company is not, and upon the issuance and sale of the Shares as herein contemplated, the application of the net proceeds therefrom as described in the Prospectus and the conduct of the Company's business in the manner described in the Registration Statement will not be required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended (the "1940 Act").

               (v) Except as described in the Prospectus and except for such matters as would not, singly or in the aggregate, result in a Material Adverse Effect, (i) neither the Company nor any of its Designated Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (ii) the Company and its Designated Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the knowledge of the Company or the Designated Subsidiaries, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of its Designated Subsidiaries and (iv) to the knowledge of the Company or the Designated Subsidiaries, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Designated Subsidiaries relating to Hazardous Materials or Environmental Laws.

               (w) Except as disclosed in the Registration Statement, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act.

               (x) The Company has not offered, or caused the Underwriters to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to

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     unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company, or
     (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

          2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedules I and II hereto opposite its names at U.S.$[_____] a share ("Purchase Price").

          On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the U.S. Underwriters the Additional Shares, and the U.S. Underwriters shall have a one-time right to purchase, severally and not jointly, up to 703,125 Additional Shares at the Purchase Price. If the U.S. Representatives, on behalf of the U.S. Underwriters, elect to exercise such option, the U.S. Representatives shall so notify the Company in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the U.S. Underwriters and the date on which such shares are to be purchased or which date shall not be less than the second business day following the date such notice is given. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering overallotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each U.S. Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the U.S. Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of U.S. Firm Shares set forth in Schedule I hereto opposite the name of such U.S. Underwriter bears to the total number of U.S. Firm Shares.

          The Company hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder or (B) the grant of options pursuant to and on the same or similar terms as set forth in the employee benefit plans existing on the date hereof and the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof or upon the exercise of options granted after the date hereof under employee benefit plans existing on the date hereof, as described in the Prospectus.

          3. Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at U.S.$[_____] a share (the "Public Offering Price") and to certain dealers selected by you at a price that represents a concession not in excess of U.S.$[____] a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of U.S.$[____] a share, to any Underwriter or to certain other dealers.

          4. Payment and Delivery. Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on _______, 1998, or at such other time on the same or such other date, not later than _________, 1998, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Closing Date".

          Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the notice described in Section 2 or at such other time on the same or on such other date, in any event not later than _______, 1998, as shall be designated in writing by the U.S. Representatives. The time and date of such payment are hereinafter referred to as the "Option Closing Date".

          Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

          5. Conditions to the Company's and the Underwriters' Obligations. The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than the date hereof.

          The several obligations of the Underwriters are subject to the following further conditions:

               (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                    (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                    (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

               (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

               The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

               (c) The Underwriters shall have received on the Closing Date an opinion of Paul, Weiss, Rifkind, Wharton & Garrison, special counsel for the Company, dated the Closing Date, substantially to the effect that:

                    (i) the Company is a corporation duly incorporated and validly existing as a corporation in good standing under the laws of the State of Delaware;

                    (ii) the Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement;

                    (iii) based solely on certificates of public officials in the respective jurisdictions delivered to the Underwriters by the Company, the

          Company is duly qualified to do business in each of the jurisdictions listed on Schedule III hereto;

                    (iv) the authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement or pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise or conversion of convertible securities or options referred to in the Prospectus); the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company pursuant to the Company's Certificate of Incorporation or bylaws, each as in effect on the date hereof, or in any agreement or other instrument filed as an exhibit to the Registration Statement;

                    (v) the Shares to be purchased by the U.S. Underwriters and the International Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth in this Agreement, will be validly issued and fully paid and non-assessable;

                    (vi) the issuance of the Shares is not subject to the preemptive or other similar rights of any securityholder of the Company pursuant to the Company's Certificate of Incorporation or bylaws, each as in effect on the date hereof, or in any agreement or other instrument filed as an exhibit to the Registration Statement;

                    (vii) each Designated Subsidiary (as listed in Schedule I to counsel's opinion) has been duly formed and is validly existing as a limited liability company in good standing under the laws of the jurisdiction of its formation, has limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding membership interest in each Designated Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned of record by the Company;

                    (viii) this Agreement has been duly authorized, executed and delivered by the Company;

                    (ix) Each of the Registration Statement, including any Rule 462 Registration Statement, the Prospectus and each amendment or supplement to the Registration Statement and the Prospectus as of their respective effective or issue dates (other than the financial statements and supporting schedules and other financial and statistical data included therein or omitted therefrom, as to which such counsel need express no opinion) appears on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder. For the purpose of this opinion, such counsel may assume that the statements made in such documents are complete and correct;

                    (x) to such counsel's knowledge, there is no pending or threatened legal proceeding, including by the FCC, against the Company or any subsidiary, or to which the property of the Company or any subsidiary thereof is subject, before or brought by any court or governmental agency or body, which might reasonably be expected to result in a Material Adverse Effect, or would have a material adverse effect on the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder or the transactions relating to the Offering contemplated by the Prospectus;

                    (xi) the statements in the Prospectus under the caption "Certain United States Federal Tax Consequences to Non-United States Holders of Common Stock," and in the Registration Statement under Items 14 and 15, to the extent that such statements constitute summaries of the legal matters, documents or proceedings referred to therein are accurate in all material respects and fairly summarize the matters described therein in all material respects;

                    (xii) the statements in the Prospectus under the captions "Risk Factors -- Regulation," "Business -- Regulation" (except for any and all statements regarding management's awareness of or belief or intention regarding certain matters, as to which no opinion need be expressed), insofar as such statements constitute a summary of the legal matters, documents, or proceedings related to the Communications Act of 1934, as amended, and the rules, regulations and published policies of the FCC ("Communications Law") referred to therein, are accurate in all material respects and fairly summarize the matters referred to therein;

                    (xiii) all descriptions in the Registration Statement of contracts and other documents to which the Company or any of its subsidiaries is a party are accurate in all material respects; to such counsel's knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments or any statutes or regulations that would be required to be described in the Registration Statement that are not described or referred to in the

          Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto;

                    (xiv) to such counsel's knowledge, (i) neither the Company nor any of its Designated Subsidiaries is in violation of its Charter Documents or equivalent organizational documents and (ii) no default by the Company or any Designated Subsidiary exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement;

                    (xv) no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Authority or agency or under the Delaware General Corporation Law (the "DGCL") (other than under the Securities Act and the applicable rules and regulations of the Commission thereunder, which have been obtained, or as may be required under the securities or blue sky laws of the various states or foreign securities laws as to which such counsel need express no opinion) is required for the due authorization, execution, delivery of this Agreement and the performance by the Company of its obligations under this Agreement. For the purposes of this opinion, the term "Governmental Authorities" means any executive, legislative, judicial, administrative or regulatory body of the United States of America or the State of New York;

                    (xvi) the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated in this Agreement and compliance by the Company with its obligations under this Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, (a) conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(x) of the Purchase Agreement) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary thereof pursuant to, any contract, other agreement or instrument included as an exhibit to the Registration Statement, except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect, or (b) result in any violation of the provisions of the charter or by-laws (or comparable organizational documents) of the Company and its subsidiaries, or any Applicable Law, including Communications Law, or any judgment, order, writ or decree known to such counsel, except where the violation would not have a Material Adverse Effect. Except as described in the Prospectus, no consent, approval, authorization, order or qualification with the FCC is required for the performance by the Company of its obligations under this Agreement. The term "Applicable Law" means the DGCL and those laws, rules and regulations of the United States of

          America, in each case which in our experience are normally applicable to the transactions of the type contemplated by this Agreement.;

                    (xvii) to such counsel's knowledge, except as set forth in the Registration Statement, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act;

                    (xviii) to such counsel's knowledge, based on certification to such counsel from the Company, the Company does not currently have any licenses, certificates, orders, permits, authorizations, consents or approvals from the FCC (collectively, the "FCC Licenses"), except that the Company and an incumbent operator with whom the Company has a strategic relationship hold certain FCC Licenses granted conditionally on filing pursuant to 47 C.F.R. Section 101.31(e) (the "Conditional Licenses"). These Conditional Licenses are the only FCC Licenses necessary to allow the Company to operate its current business as described in the Registration Statement on the date hereof (as such counsel understands the Company's current business, based on a certification to such counsel from the Company). As described in the Registration Statement, the Company will require additional FCC Licenses to carry out its business as planned. In connection with the applications for and the maintenance of its FCC Licenses, the Company has made and will be required to make certain reports and/or filings with, and to pay certain fees to, the FCC.

                    (xix) the Company is not required to be registered as an investment company" under the 1940 Act, as amended, and the rules and regulations promulgated thereunder;

               Such counsel will confirm, based on oral advice from the Commission, that the Registration Statement, including any Rule 462 Registration Statement, has been declared effective under the Securities Act; such counsel shall further confirm that any required filing of the Prospectus pursuant to Rule 424 has been made in the manner and within the time period required by Rule 424; and that, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462 Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

               Such counsel shall also state that they have participated in the preparation of the Registration Statement and, although they have not undertaken to investigate or verify independently, and do not assume responsibility for, the accuracy or completeness of the statements contained in either of them (other than as explicitly stated in paragraph
     (xi) and (xii) above), based upon such participation (and relying as to factual matters in determining materiality to the extent we deem reasonable on officers, employees and other representatives of the Company), nothing has come to such counsel's attention that would lead them to believe that the Registration Statement or any amendment or supplement thereto (except for financial statements and schedules and other financial and statistical data included or incorporated by reference therein or omitted therefrom, as to which they express no belief), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial and statistical data included therein or omitted therefrom, as to which they express no belief), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               The opinion of Paul, Weiss, Rifkind, Wharton & Garrison described in Section 5(c) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

               In rendering the foregoing opinions, such counsel may (A) rely as to factual matters, to the extent such counsel deems, proper upon the representations and warranties of the Company made in this Agreement and upon certificates of public officials and officers of the Company, (B) assume without independent investigation (i) that each of the parties to this Agreement (other than the Company) has complied with all of its obligations and agreements arising hereunder, (ii) the genuineness of all signatures, (iii) the legal capacity of all individuals who have executed any of the documents reviewed by such counsel, (iv) the authenticity of all documents submitted to such counsel as originals, (v) the conformity to the originals of all documents submitted to such counsel as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, (vi) the authenticity of all such latter documents and
     (vii) that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that such counsel have examined are accurate and complete and (C) indicate that whenever such counsel's opinion with respect to the existence or absence of facts is based upon such counsel's knowledge, such counsel's opinion is based solely on the actual knowledge of the attorneys in such counsel's firm who are representing the Company in connection with the transactions contemplated by this Agreement or who are otherwise responsible for the representation of the Company and without any independent verification.

               (d) The Underwriters shall have received on the Closing Date an opinion of Shearman & Sterling, counsel for the Underwriters, dated the Closing Date, in form and substance satisfactory to the Underwriters.

               (e) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Pricewaterhouse Coopers LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

               (f) The "lockup" agreements, each substantially in the form of Exhibit A hereto, between you and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

               (g) The Common Stock shall have been approved for trading on the Nasdaq National Market, subject only to official notice of issuance.

               (h) You shall have received such other documents and certificates as are reasonably requested by you or your counsel.

          The several obligations of the U.S. Underwriters to purchase Additional Shares hereunder are subject to the delivery to the U.S. Representatives on the Option Closing Date of such documents as they may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.

          6. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

               (a) To furnish to you, without charge, five signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 3:00 p.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in
     Section 6(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

               (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object in a timely manner, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

               (c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

               (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request provided, however, that no qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of process or to taxation as a foreign corporation doing business in such jurisdiction.

               (e) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending [________], 1999 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

               (f) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities herein above specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) one half of the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in
     Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) one half of all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the Nasdaq National Market, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) in connection with any "road show" one half of the cost of any aircraft chartered in connection therewith and travel and lodging expenses of the representatives and officers of the Company, and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 7 entitled "Indemnity and Contribution", and the last paragraph of Section 9 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

               (g) That in connection with the Directed Share Program, the Company will use its reasonable best efforts to ensure that the Directed Shares will be restricted to the extent required by the National Association of Securities Dealers, Inc. (the "NASD") or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. Morgan Stanley will notify the Company as to which Participants will need to be so restricted. The Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time.

          Furthermore, the Company covenants with Morgan Stanley that the Company will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction, if any, in which the Directed Shares are offered in connection with the Directed Share Program.

          7. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein and except that the Company shall not be liable to any Underwriter or any person who controls any Underwriter with respect to any preliminary prospectus to the extent that any such loss, liability, claim, damage or expense resulted from the fact that such Underwriter, sold Shares to a person to whom such Underwriter failed to send or give, at or prior to the Closing Date, a copy of the Prospectus, as then amended or supplemented, if (x) the Company has previously furnished copies thereof (sufficiently in advance of the Closing Date to allow for distribution by the Closing Date) to the Underwriters and the loss, liability, claim, damage or expense of such Underwriter or person who controls a Underwriter resulted from an untrue statement or omission of a material fact contained in or omitted from any preliminary prospectus which was corrected in the Prospectus as, if applicable, amended or supplemented prior to the Closing Date and (y) the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such asserted loss, claim, damage, liability or expense.

          (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b), such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. The failure so to notify the indemnifying party: (i) will not relieve it from liability under paragraph (a) or (b) of this Section 7 unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) of this Section 7. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that in each case all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan
Stanley & Co. Incorporated in the case of parties indemnified pursuant to
Section 7(a), and by the Company in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement other than such fees and expenses of counsel that are being contested in good faith by such indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 7(g) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for Morgan Stanley for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program, and all persons, if any, who control Morgan Stanley within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act.

          (d) To the extent the indemnification provided for in Section 7(a) or 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

          (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          (f) The indemnity and contribution provisions contained in this
Section 7 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

          (g) The Company agrees to indemnify and hold harmless Morgan Stanley and each person, if any, who controls Morgan Stanley within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act ("Morgan Stanley Entities"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by the failure of any Participant to pay for and accept delivery of the shares which, immediately following the effectiveness of the Registration Statement, were subject to a properly confirmed agreement to purchase; or (ii) related to, arising out of, or in connection with the Directed Share Program, provided that, the Company shall not be responsible under this subparagraph (ii) for any losses, claim, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of Morgan Stanley Entities.

          8. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses 8(a)(i) through 8(a)(iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

          9. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

          If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I or Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

          If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

          10. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          11. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

          12. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                  Very truly yours,

                                  PATHNET, INC.

                                   By:
                                      ------------------------
                                      Name:
                                      Title:

Accepted as of the date hereof


MORGAN STANLEY & CO. INCORPORATED
BEAR, STEARNS & CO. INC.
LEHMAN BROTHERS, INC.
J.P. MORGAN SECURITIES INC.

Acting severally on behalf of themselves and the several U.S. Underwriters named in Schedule I hereto.

By: Morgan Stanley & Co. Incorporated

By:
   ---------------------------
   Name:
   Title:


MORGAN STANLEY & CO. INTERNATIONAL LIMITED
BEAR, STEARNS INTERNATIONAL LIMITED
LEHMAN BROTHERS INTERNATIONAL (EUROPE)
J.P. MORGAN SECURITIES LTD.

Acting severally on behalf of themselves and the several International Underwriters named in Schedule II hereto.

By: Morgan Stanley & Co. International Limited

By:
   ---------------------------
   Name:
   Title:

                                                                      SCHEDULE I


                                U.S. UNDERWRITERS

                                                          Number of
                                                         Firm Shares
      Underwriter                                      To Be Purchased
                                                       ---------------


Morgan Stanley & Co. Incorporated

Bear, Stearns & Co. Inc.

Lehman Brothers Inc.

J.P. Morgan Securities Inc.
                                                       ---------------
   Total U.S. Firm Shares ......................          3,750,000
                                                       ---------------
                                                       ---------------

                                                                     SCHEDULE II


                              INTERNATIONAL UNDERWRITERS


                                                          Number of
                                                         Firm Shares
      Underwriter                                      To Be Purchased
                                                       ---------------


Morgan Stanley & Co. International Limited

Bear, Stearns International Limited

Lehman Brothers International (Europe)

J.P. Morgan Securities Ltd.
                                                       ---------------
   Total International Firm Shares .............           937,500
                                                       ---------------
                                                       ---------------

                                                                    SCHEDULE III

                     FOREIGN QUALIFICATIONS OF PATHNET, INC.


Jurisdiction
------------

California
Colorado
District of Columbia
Texas
Nevada
Kansas
Maryland
Kentucky
Pennsylvania
Nebraska
Iowa
Maine
Minnesota
Montana
Missouri
South Dakota
Wyoming
Louisiana
North Dakota
Illinois
Indiana
Oklahoma
Arkansas
New Mexico

                                                                       EXHIBIT A


                               [FORM OF LOCK-UP LETTER]


                                                                __________, 1998


Morgan Stanley & Co. Incorporated
Bear, Stearns & Co. Inc
J.P. Morgan Securities Inc.
Lehman Brothers Inc.
c/o Morgan Stanley & Co. Incorporated
    1585 Broadway
    New York, NY  10036

Morgan Stanley & Co. International Limited
Bear, Stearns International Limited
J.P. Morgan Securities Ltd.
Lehman Brothers International (Europe)
c/o Morgan Stanley & Co. International Limited
    25 Cabot Square
    Canary Wharf
    London E14 4QA
    England


Dear Sirs and Mesdames:

          The undersigned understands that Morgan Stanley & Co. Incorporated ("Morgan Stanley") and Morgan Stanley & Co. International Limited ("MSIL") propose to enter into an Underwriting Agreement (the "Underwriting Agreement") with Pathnet, Inc., a Delaware corporation (the "Company") providing for the public offering (the "Public Offering") by the several Underwriters, including Morgan Stanley and MSIL (the "Underwriters") of 4,687,500 shares (the "Shares") of the common stock, par value $.01 per share, of the Company (the "Common Stock").

          To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the "Prospectus"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of any Shares to the Underwriters pursuant to the Underwriting Agreement, (b) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering,
(c) the exercise of an option to purchase shares of Common Stock or the surrender of shares of Common Stock or of an option to purchase share of Common Stock in connection with an option, in each case, pursuant to options issued under existing employee benefit plans of the Company, (d) transfers by way of testate or intestate succession or by operation of law, (e) transfers to members of the immediate family of the undersigned or to a trust, limited liability company or entity, all of the beneficial interests which are held by the undersigned and (f) transfers to charitable organizations; PROVIDED that, in the case of transfers pursuant to clause (d), (e) and (f) of this sentence, the transferee shall have agreed to be bound by the restriction on transfer contained in this letter.

          In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

          The undersigned further agrees that it will not request the consent of Morgan Stanley on behalf of the Underwiters to transfer or register more than an aggregate of 10,000 shares of Common Stock during the 180-day period referred to above without first (i) providing each of the other stockholders of the Company with ten days written notice of its intention to request such consent and (ii) offering to each of the other stockholders of the Company the opportunity to join in such request pro rata based on the number of shares of Common Stock held by such stockholder.

          Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.


                                   Very truly yours,

                                   _________________________
                                   (Name)

                                   _________________________
                                   (Address)


                                      A-2